UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2013

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2365 Iron Point Road, Suite 190
Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

On July 11, 2013 we issued 17,333,333 shares of our common stock to our corporate and securities counsel in consideration of their conversion of $130,000 in legal fees at a price of $0.0075 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: July 16, 2013	By:	/s/ Guy A. Archbold
Guy A. Archbold Chief Executive Officer, President and Chairman of the Board